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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to (i) the incorporation by reference in the Prospectus (the "Prospectus") constituting a part of the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Queen Sand Resources, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve report relating to the proved oil and gas reserves of the Company at December 31, 1997 acquired in the Morgan Property Acquisition and in the Company's Current Report on Form 8-K dated March 19, 1998, as amended by Current Report on Form 8-K/A-1 filed April 27, 1998, and all references to such report letters and/or this firm in such Prospectus and (ii) further consent to out being named as an expert therein in the section title "Experts"



                                         RYDER SCOTT COMPANY
                                         PETROLEUM ENGINEERS

                                             /s/ Ryder Scott Company
                                             -------------------------------
                                                 Petroleum Engineers
                                             -------------------------------

April 27, 1998